UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 1, 2016 MYR Group Inc. (the “Company”) issued a press release announcing the promotion of Richard “Rick” Swartz from Senior Vice President and Chief Operating Officer to the position of Executive Vice President and Chief Operating Officer.

Mr. Swartz has over 30 years of experience in the electrical construction industry, beginning with the C&I segment at Sturgeon Electric, a division of MYR Group, in the early 1980s. He has served in multiple roles for MYR Group, including Vice President in the C&I division, Vice President of T&D for Midwest operations, Group Vice President C&I and T&D West, and most recently Senior Vice President and COO.

Changes to the compensation of Mr. Swartz relating to his promotion include an increase in annual base salary to $500,000, effective September 1, 2016, and a one-time $175,000 restricted stock award. The restricted stock will vest in equal, annual installments over a period of three years with the first installment vesting on the first anniversary of the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

99.1	MYR Group Inc. Press Release dated September 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: September 1, 2016	By:	/s/ BETTY R. JOHNSON
		Name:	Betty R. Johnson
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer

 exhibit index

Exhibit No.	Description
99.1	MYR Group Inc. Press Release dated September 1, 2016.